Exhibit 99.1

April 18, 2018

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2018 FIRST QUARTER FINANCIAL RESULTS

•	Record net income for the quarter of $7.7 million, 34% higher than the same quarter in 2017

•	141 consecutive quarters of profitability

•	Annualized return on average assets was 1.45% and annualized return on average equity 13.03% for the quarter ended March 31, 2018

•	9.4% loan growth since March 31, 2017

•	Non-performing assets to total assets remain at low levels, 0.37% at March 31, 2018

CANFIELD, Ohio (April 18, 2018) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2018.

Net income for the three months ended March 31, 2018 was $7.7 million, or $0.28 per diluted share, which compares to $5.8 million, or $0.21 per diluted share, for the three months ended March 31, 2017 and $5.2 million or $0.19 per diluted share for the linked quarter. Annualized return on average assets and return on average equity were 1.45% and 13.03%, respectively, for the three month period ending March 31, 2018, compared to 1.17% and 10.87% for the same three month period in 2017, and 0.96% and 8.60% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) also improved to 15.84% for the quarter ended March 31, 2018 compared to 13.54% for the same quarter in 2017 and 10.69% for the linked quarter.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law. H.R.1, among other things, reduced the corporate income tax rate to 21% effective January 1, 2018. As a result of passage of the new tax law, Farmers effective tax rate decreased from 25.43% for the quarter ended March 31, 2017 to 14.96% for the quarter ended March 31, 2018. It is important to note that also as a result of the new tax law, Farmers determined that its net deferred tax assets needed to be reduced in the fourth quarter of 2017 by approximately $1.8 million, representing an impact on earnings per share of approximately $0.06 per diluted share for that fourth quarter, based on that quarter’s weighted average diluted shares outstanding of approximately 27.5 million.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report record earnings which are a result of the successful integration of previous mergers, continued strong loan growth, higher levels of noninterest income and a lower effective income tax rate.”

2018 First Quarter Financial Highlights

•	Loan growth

Total loans were $1.60 billion at March 31, 2018, compared to $1.46 billion at March 31, 2017, representing an increase of 9.4%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred in the commercial and commercial real estate, residential real estate and agricultural loan portfolios. Loans now comprise 78.1% of the Bank’s average earning assets for the quarter ended March 31, 2018, an improvement compared to 77.9% for the same period in 2017. This improvement, along with the growth in earning assets, has resulted in an 11% increase in tax equated loan income in the first quarter of 2018 compared to the same quarter in 2017.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.37%. Early stage delinquencies also continue to remain at low levels, at $7.0 million, or 0.44% of total loans, at March 31, 2018. Net charge-offs for the current quarter were $540 thousand, compared to $583 thousand in the same quarter in 2017 and total net charge-offs as a percentage of average net loans outstanding is only 0.14% for the quarter ended March 31, 2018. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended March 31, 2018 was 3.92%, a 9 basis points decrease from the quarter ended March 31, 2017. In comparing the first quarter of 2018 to the same period in 2017, asset yields increased 10 basis points, while the cost of interest-bearing liabilities increased 25 basis points. Most of this increase was the result of higher rates paid on short-term borrowings and time deposits, consistent with increases in the federal funds sold rate. The net inter The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 4 and 5 basis points for the quarters ended March 31, 2018 and 2017, respectively.

•	Noninterest income

Noninterest income increased 2.1% to $6.0 million for the quarter ended March 31, 2018 compared to $5.9 million in 2017. Debit card interchange fees increased $153 thousand or 23.4% and trust fees increased $129 thousand or 7.7% in comparing the first quarter of 2018 to the same quarter in 2017. These increases were offset by a drop in retirement plan consulting fees of $134 thousand or 26.1% and gains on the sale of mortgage loans of $120 thousand or 19.8%.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the first quarter of 2018 increased 3.3% to $15.1 million compared to $14.6 million in the same quarter in 2017, primarily as a result of an increase in salaries and employee benefits of $451 thousand and occupancy and equipment expense of $117 thousand, offset by a $128 thousand decrease in other operating expenses and a $49 thousand decrease in professional fees. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 2.92% in the first quarter of 2017 to 2.83% in the first quarter of 2018.

•	Efficiency ratio

The efficiency ratio for the quarter ended March 31, 2018 improved to 57.98% compared to 58.79% for the same quarter in 2017. The main factors leading to this improvement were the increase in net interest income and noninterest income and the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2018 Outlook

Mr. Helmick added, “We are encouraged by the promising start to 2018 in our financial results. We will focus our energy on the seamless execution of our strategic plan as we remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.2 billion in banking assets and over $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets, and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Total interest income	$21,282	$21,084	$20,551	$20,042	$18,850
Total interest expense	2,336	2,017	1,876	1,669	1,319

Net interest income	18,946	19,067	18,675	18,373	17,531
Provision for loan losses	775	400	950	950	1,050
Noninterest income	6,010	6,051	6,058	6,055	5,887
Acquisition related costs	25	88	270	104	62
Other expense	15,071	15,311	15,521	15,660	14,551

Income before income taxes	9,085	9,319	7,992	7,714	7,755
Income taxes	1,359	4,084	2,009	2,004	1,972

Net income	$7,726	$5,235	$5,983	$5,710	$5,783

Average shares outstanding	27,718	27,941	27,654	27,337	27,278
Basic and diluted earnings per share	0.28	0.19	0.22	0.21	0.21
Cash dividends	1,935	1,653	1,653	1,353	1,353
Cash dividends per share	0.07	0.06	0.06	0.05	0.05
Performance Ratios
Net Interest Margin (Annualized)	3.92%	3.98%	3.96%	4.05%	4.01%
Efficiency Ratio (Tax equivalent basis)	57.98%	59.13%	59.93%	60.79%	58.79%
Return on Average Assets (Annualized)	1.45%	0.96%	1.12%	1.11%	1.17%
Return on Average Equity (Annualized)	13.03%	8.60%	10.15%	10.25%	10.87%
Dividends to Net Income	25.05%	31.58%	27.63%	23.70%	23.40%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.46%	0.99%	1.15%	1.14%	1.18%
Return on Average Tangible Equity	15.84%	10.69%	12.69%	12.77%	13.54%
Return on Average Tangible Equity excluding acquisition costs and deferred tax asset adjustments	15.88%	14.25%	13.09%	12.98%	13.65%

Consolidated Statements of Financial Condition

	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$52,149	$57,614	$84,006	$64,640	$61,251
Securities available for sale	384,812	393,331	395,235	391,628	377,072
Loans held for sale	399	272	502	583	1,098
Loans	1,599,339	1,577,381	1,551,437	1,505,273	1,461,461
Less allowance for loan losses	12,550	12,315	12,104	11,746	11,319

Net Loans	1,586,789	1,565,066	1,539,333	1,493,527	1,450,142

Other assets	143,368	142,786	142,949	135,286	136,924

Total Assets	$2,167,517	$2,159,069	$2,162,025	$2,085,664	$2,026,487

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$402,499	$412,346	$413,991	$387,596	$374,399
Interest-bearing	1,234,660	1,192,373	1,195,533	1,153,407	1,165,821

Total deposits	1,637,159	1,604,719	1,609,524	1,541,003	1,540,220
Other interest-bearing liabilities	274,816	296,559	295,270	298,827	245,069
Other liabilities	14,302	15,717	19,348	19,147	23,136

Total liabilities	1,926,277	1,916,995	1,924,142	1,858,977	1,808,425
Stockholders’ Equity	241,240	242,074	237,883	226,687	218,062

Total Liabilities and Stockholders’ Equity	$2,167,517	$2,159,069	$2,162,025	$2,085,664	$2,026,487

Period-end shares outstanding	27,641	27,544	27,544	27,067	27,067
Book value per share	$8.73	$8.79	$8.64	$8.38	$8.06
Tangible book value per share (Non-GAAP)*	7.10	7.14	6.98	6.73	6.40

* Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	12.04%	11.86%	12.00%	11.80%	11.75%
Total Risk Based Capital Ratio (a)	12.78%	12.73%	12.86%	12.67%	12.61%
Tier 1 Risk Based Capital Ratio (a)	12.04%	11.99%	12.13%	11.93%	11.89%
Tier 1 Leverage Ratio (a)	9.50%	9.50%	9.70%	9.47%	9.47%
Equity to Asset Ratio	11.13%	11.21%	11.00%	10.87%	10.76%
Tangible Common Equity Ratio	9.24%	9.31%	9.08%	8.93%	8.74%
Net Loans to Assets	73.21%	72.49%	71.20%	71.61%	71.56%
Loans to Deposits	97.69%	98.30%	96.39%	97.68%	94.89%
Asset Quality
Non-performing loans	$7,893	$7,695	$6,900	$6,355	$6,553
Other Real Estate Owned	59	171	219	236	318
Non-performing assets	7,952	7,866	7,119	6,591	6,871
Loans 30—89 days delinquent	6,973	10,191	8,680	7,052	8,258
Charged-off loans	782	809	809	725	943
Recoveries	242	620	217	202	360
Net Charge-offs	540	189	592	523	583
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.14%	0.05%	0.16%	0.14%	0.16%
Allowance for Loan Losses to Total Loans	0.78%	0.78%	0.78%	0.78%	0.77%
Non-performing Loans to Total Loans	0.49%	0.49%	0.44%	0.42%	0.45%
Allowance to Non-performing Loans	159.00%	160.04%	175.42%	184.83%	172.73%
Non-performing Assets to Total Assets	0.37%	0.36%	0.33%	0.32%	0.34%

(a) March 31, 2018 ratio is estimated

Reconciliation of Total Assets to Tangible Assets

	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Total Assets	$2,167,517	$2,159,069	$2,162,025	$2,085,664	$2,026,487
Less Goodwill and other intangibles	45,015	45,369	45,755	44,425	44,789

Tangible Assets	$2,122,502	$2,113,700	$2,116,270	$2,041,239	$1,981,698

Average Assets	2,162,706	2,158,895	2,118,170	2,055,758	2,001,084
Less average Goodwill and other intangibles	45,248	45,622	45,263	44,665	45,028

Average Tangible Assets	$2,117,458	$2,113,273	$2,072,907	$2,011,093	$1,956,056

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Stockholders’ Equity	$241,240	$242,074	$237,883	$226,687	$218,062
Less Goodwill and other intangibles	45,015	45,369	45,755	44,425	44,789

Tangible Common Equity	$196,225	$196,705	$192,128	$182,262	$173,273

Average Stockholders’ Equity	240,387	241,554	233,843	223,544	215,819
Less Average Goodwill and other intangibles	45,248	45,622	45,263	44,665	45,028

Average Tangible Common Equity	$195,139	$195,932	$188,580	$178,879	$170,791

Reconciliation of Net Income, Excluding Acquisition Related Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended
	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Net income	$7,726	$5,235	$5,983	$5,710	$5,783
Acquisition related costs—tax equated	22	(48)	190	94	47
Deferred tax asset adjustments	0	1,793	0	0	0

Net income—Adjusted	$7,748	$6,980	$6,173	$5,804	$5,830

Average shares outstanding	27,718	27,941	27,654	27,337	27,278
EPS excluding acquisition costs and deferred tax asset adjustments	$0.28	$0.25	$0.22	$0.21	$0.21

End of Period Loan Balances	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Commercial real estate	$511,629	$513,708	$500,426	$476,844	$456,917
Commercial	231,498	220,440	218,946	215,676	208,913
Residential real estate	472,350	469,442	459,702	445,991	441,593
Consumer	210,088	207,851	213,918	220,454	216,648
Agricultural loans	170,725	163,081	155,336	142,687	133,868

Total, excluding net deferred loan costs	$1,596,290	$1,574,522	$1,548,328	$1,501,652	$1,457,939

	For the Three Months Ended
Noninterest Income	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Service charges on deposit accounts	$1,003	$1,060	$1,077	$989	$951
Bank owned life insurance income	222	246	193	191	201
Trust fees	1,807	1,622	1,608	1,523	1,678
Insurance agency commissions	699	530	531	672	674
Security gains	18	5	0	(14)	13
Retirement plan consulting fees	379	465	480	399	513
Investment commissions	256	260	184	253	222
Net gains on sale of loans	487	810	758	891	607
Debit card and EFT fees	806	830	770	836	653
Other operating income	333	223	457	315	375

Total Noninterest Income	$6,010	$6,051	$6,058	$6,055	$5,887

	For the Three Months Ended
Noninterest Expense	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Salaries and employee benefits	$8,738	$8,697	$8,922	$8,853	$8,287
Occupancy and equipment	1,704	1,528	1,546	1,631	1,587
State and local taxes	459	386	436	424	417
Professional fees	698	643	726	775	747
Merger related costs	25	88	270	104	62
Litigation settlement expense	0	0	0	155	0
Advertising	275	561	405	317	244
FDIC insurance	222	165	235	234	235
Intangible amortization	354	386	379	364	365
Core processing charges	739	806	702	717	655
Telephone and data	237	241	249	242	241
Other operating expenses	1,645	1,898	1,921	1,948	1,773

Total Noninterest Expense	$15,096	$15,399	$15,791	$15,764	$14,613

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,564,990	$18,509	4.80%	$1,436,494	$16,638	4.70%
Taxable securities	206,345	1,233	2.42	211,711	1,118	2.14
Tax-exempt securities (2)	185,560	1,680	3.67	152,913	1,639	4.35
Equity securities	10,887	146	5.44	9,924	115	4.70
Federal funds sold and other	35,070	145	1.68	34,234	63	0.75

Total earning assets	2,002,852	21,713	4.40	1,845,276	19,573	4.30
Nonearning assets	159,854			155,808

Total assets	$2,162,706			$2,001,084

INTEREST-BEARING LIABILITIES
Time deposits	$271,473	$813	1.21%	$235,153	$500	0.86%
Savings deposits	482,404	182	0.15	520,081	170	0.13
Demand deposits	451,295	416	0.37	384,602	244	0.26
Short term borrowings	282,408	881	1.27	249,505	327	0.53
Long term borrowings	6,863	44	2.60	12,291	78	2.57

Total interest-bearing liabilities	$1,494,443	2,336	0.63	$1,401,632	1,319	0.38

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	411,805			369,477
Other liabilities	16,071			14,156
Stockholders’ equity	240,387			215,819

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,162,706			$2,001,084

Net interest income and interest rate spread		$19,377	3.77%		$18,254	3.92%

Net interest margin			3.92%			4.01%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2018, adjustments of $82 thousand and $349 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $155 thousand and $568 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21% in 2018 and 35% in 2017, less disallowances.